                                                                   EXHIBIT 10.34


                 SECOND AMENDMENT TO THE DEVLIEG-BULLARD, INC.
                            1989 EMPLOYEE STOCK PLAN



                 WHEREAS, the stockholders of DeVlieg-Bullard, Inc. (the "Company") adopted the 1989 Employee Stock Plan (the "1989 Plan") in December 1989;

                 WHEREAS, pursuant to Section 12 of the 1989 Plan, the Company's Board of Directors and stockholders have retained the right to amend the 1989 Plan;

                 WHEREAS, the stockholders of the Company approved a first amendment to the 1989 Plan in December 1993; and

                 WHEREAS, the Company's Board of Directors now proposes to the stockholders a second amendment to the 1989 Plan.

                 NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the 1989 Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

1. The first sentence of the first paragraph of Section 3 is amended to read as follows:

         "The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,300,000 shares."

2. The third paragraph of Section 3 of the Plan is hereby amended by adding the following sentence at the end of such paragraph:

         "The maximum number of shares that may be awarded to any participant under Section 4 of this Plan will be adjusted in the same manner as the number of shares subject to outstanding Options."

3. Section 4 of the Plan is hereby amended by adding the following sentence at the end of such Section 4:

         "No officer or key employee shall be eligible to receive awards relative to shares of Stock which exceed 100,000 shares in any fiscal year."

4. This Amendment shall be effective upon its approval by the Company's stockholders.